THE GALAXY FUND

One Financial Center

Boston, MA 02111

CERTIFICATIONS

I, Keith T. Banks, certify that:

1. I have reviewed this report on Form N-SAR of The Galaxy Fund;

  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
  Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

Date: __September 27, 2002_

Keith T. Banks ____________________
Keith T. Banks
President, The Galaxy Fund

I, J. Kevin Connaughton, certify that:

1. I have reviewed this report on Form N-SAR of The Galaxy Fund;

  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
  Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

Date: _September 27, 2002

J. Kevin Connaughton

_______________________
J. Kevin Connaughton
Treasurer, The Galaxy Fund